Exhibit 10.1

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement is entered into as of February 8, 2024 (this “Agreement”), by and between Quhuo Limited, a Cayman Islands exempted company (the “Company”), and VG Master Fund SPC, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Investor”).

WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-273087) registering certain securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder. Such registration statement (including exhibits to such registration statement) and base prospectus contained therein, which was declared effective on November 22, 2023, is herein called the “Registration Statement.” As used herein, “Base Prospectus” means prospectus contained in the Registration Statement at the time it was declared effective. “Prospectus Supplements” means the prospectus supplements relating to the offering of the Securities filed or to be filed by the Company with the SEC pursuant to Rule 424(b)(5). “Prospectuses” means the Prospectus Supplements (and any additional prospectus supplements prepared in accordance with the provisions of this Agreement and filed with the SEC in accordance with the General Instructions of Form F-3) together with the Base Prospectus and together with any “issuer-free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”) relating to the Securities that (i) is required to be filed with the SEC by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

WHEREAS, the Company and Investor entered into that certain Securities Purchase Agreement, dated January 5, 2024 (the “Original Agreement”), pursuant to which the parties agreed that, upon the terms and subject to the conditions contained therein and pursuant to the Registration Statement and the Prospectuses, the Investor shall purchase, from time to time, as provided herein, and the Company shall sell in its sole and absolute discretion, a certain amount of the Company’s American Depositary Shares (the “ADSs”), each ADS representing 10 Class A ordinary shares of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”).

WHEREAS, the parties wish to amend and restate the Original Agreement pursuant to the terms and conditions set forth herein, under which the parties agree that, upon the terms and subject to the conditions contained herein and pursuant to the Registration Statement and the Prospectuses, the Investor shall purchase, from time to time, as provided herein, and the Company shall sell in its sole and absolute discretion, up to Two Million, Seventy-Two Thousand, Seventy Dollars (US$2,072,070) of the Company’s ADSs, each ADS representing 10 Class A Ordinary Shares of the Company, subject to any subsequent adjustment in order to comply with General Instruction I.B.5 of Form F-3.

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue to the Investor the Commitment Shares (as defined herein), pursuant to and in accordance with Section 6.4.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ADS” shall mean the American Depositary Shares of the Company, each of which represents ten Class A Ordinary Shares.

“ADS Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time ADSs, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, ADSs.

“Agreement” shall have the meaning specified in the preamble hereof.

“Average Daily Trading Volume” shall mean the median daily trading volume of the Company’s ADSs over the most recent five (5) Business Days prior to the respective Purchase Notice Date, as reported by Bloomberg.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning specified in Section 7.2(g).

“Bloomberg” means Bloomberg, L.P.

“Business Day” shall mean a day on which the Principal Market shall be open for business.

“Claim Notice” shall have the meaning specified in Section 9.3(a).

“Clearing Costs” shall mean the Investor’s broker costs with respect to the deposit of Purchase Notice Shares in respect of each Purchase Notice that are actually incurred by the Investor, in an amount not to exceed $500.

“Closing” shall mean the closing of a purchase and sale of the ADS pursuant to Section 2.2(b).

“Aggregate Maximum Amount” shall mean Two Million, Seventy-Two Thousand, Seventy Dollars (US$2,072,070), subject to any subsequent adjustment in order to comply with General Instruction I.B.5 of Form F-3.

“Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have cumulatively purchased a number of Purchase Notice Shares pursuant to this Agreement equal to the Aggregate Maximum Amount or (ii) January 4, 2025.

“Commitment Shares” shall have the meaning set forth in Section 6.4.

“Closing Date” shall have the meaning set forth in Section 2.2(b).

“Company” shall have the meaning specified in the preamble to this Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Current Report” has the meaning set forth in Section 6.2.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program.

“DWAC” shall mean Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Eligible” shall mean that (a) the shares is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Depositary Bank is approved as an agent in the DTC/FAST Program, (d) the Purchase Notice Shares and Commitment Shares are otherwise eligible for delivery via DWAC, and (e) the Depositary Bank does not have a policy prohibiting or limiting delivery of the Purchase Notice Shares and Commitment Shares, as applicable, via DWAC.

“DWAC Shares” means ADSs that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Execution Date” shall mean the date of this Agreement.

“Floor Price” shall mean $0.1.

“Indemnified Party” shall have the meaning specified in Section 9.1.

“Indemnifying Party” shall have the meaning specified in Section 9.1.

“Indemnity Notice” shall have the meaning specified in Section 9.3(b).

“Investment Amount” shall mean the Purchase Notice Amount less Clearing Costs.

“Investment Limit” shall mean $2,000,000, subject to increase at the sole discretion of the Investor.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

“PEA Period” shall mean the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement or any new registration statement, or any annual, half-year or quarterly report (with respect to the quarterly report, to the extent filed), and ending at 9:30 a.m., New York City time, on the Business Day immediately following (i) the effective date of such post-effective amendment of the Registration Statement or such new registration statement, or (ii) the date of filing of such annual, half-year or quarterly report, as applicable.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” shall mean any of the national exchanges (i.e., NYSE, NYSE American, Nasdaq Stock Market LLC), or principal quotation systems (i.e., the OTCQX Best Market, the OTCQB Venture Market, and the Pink Open Market), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the ADSs.

“Purchase Amount” means a dollar amount equal to the closing price of the ADSs on the Business Day before the Purchase Notice Date multiplied by the number of ADSs listed in the respective Purchase Notice.

“Purchase Notice” shall mean a written notice from the Company, substantially in the form of Exhibit A hereto, to the Investor setting forth the number of Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement.

“Purchase Notice Amount” shall mean the number of Purchase Notice Shares referenced in the applicable Purchase Notice multiplied by the Purchase Price.

“Purchase Notice Date” shall have the meaning specified in Section 2.2(a).

“Purchase Notice Limit” shall mean for any Purchase Notice the Investor’s committed obligation under each Purchase Notice shall not exceed the Investment Limit; the maximum amount of Purchase Notice Shares the Company may require the Investor to purchase per each Purchase Notice shall be the lesser of: (i) 200% of the Average Daily Trading Volume or (ii) the Investment Limit divided by the highest closing price of the ADSs over the most recent five (5) Business Days including the respective Purchase Notice Date. Notwithstanding the foregoing, the Investor may waive the Purchase Notice Limit at any time to allow the Investor to purchase additional ADSs under a Purchase Notice.

“Purchase Notice Shares” shall mean the ADSs that the Company shall be entitled to issue as set forth in the applicable Purchase Notices in accordance with the terms and conditions of this Agreement.

“Purchase Price” shall mean 80% of the lowest daily closing price of the ADSs during the Valuation Period, subject to any subsequent downward adjustment in order to comply with General Instruction I.B.5 of Form F-3.

“Registration Statement” shall have the meaning specified in the preamble hereof.

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“SEC Documents” shall have the meaning specified in Section 4.5.

“Securities” mean all the Purchase Notice Shares and all Commitment Shares issued to the Investor by the Company pursuant to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” means any Person the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Termination” shall mean any termination outlined in Section 10.5.

“Transaction Documents” shall mean this Agreement, and all schedules and exhibits hereto.

“Depositary Bank” shall mean the Deutsche Bank Trust Company Americas, as depositary, which will register and deliver the ADSs. Each ADS will represent ownership of ten Class A Ordinary Shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary.

“Valuation Period” shall mean the three (3) consecutive Business Days commencing on and including the Purchase Notice Date. For the avoidance of doubt, the Purchase Notice Date shall be the first Business Day in the Valuation Period.

ARTICLE II
PURCHASE AND SALE OF ADS

Section 2.1            PURCHASE NOTICES. Upon satisfaction of the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), the Company shall have the right, but not the obligation, to require the Investor, by its delivery to the Investor of a Purchase Notice from time to time, to purchase Purchase Notice Shares provided that the amount of Purchase Notice Shares shall not exceed the Purchase Notice Limit, subject to the Beneficial Ownership Limitation set forth in Section 7.2(g). The Company may not deliver a subsequent Purchase Notice until the Closing of an active Purchase Notice, except if waived by the Investor in writing. Furthermore, the Company shall not deliver any Purchase Notices to the Investor during the PEA Period. Notwithstanding the foregoing, the Company may not submit a Purchase Notice to the Investor if the Purchase Amount is less than $30,000 or if the most recent closing price of the Company’s ADSs is below the Floor Price, unless waived by the Investor in writing. The parties hereto acknowledge and agree that the Investor has the right to immediately resell the Purchase Notice Shares to be issued to the Investor pursuant to the Purchase Notice prior to receiving such securities and the delivery of such Purchase Notice Securities will be as set forth in Section 2.2.

Section 2.2            MECHANICS.

(a)              PURCHASE NOTICE. At any time and from time to time during the Commitment Period, except as provided in this Agreement, the Company may deliver a Purchase Notice to Investor, subject to satisfaction of the conditions set forth in Section 7 and otherwise provided herein. A Purchase Notice shall be deemed delivered on the Business Day (i) when Exhibit A (Form of Purchase Notice) is received by email by the Investor and (ii) the DWAC of the applicable Purchase Notice Shares has been completed as confirmed by the Investor’s custodian account(s) or, under the instruction of the Company and the Investor, the account(s) of subsequent purchasers procured by the Investor to whom the Investor has resold such Purchase Notice Shares (the “Designated Account(s)”), provided, however, the next Business Day shall be the Purchase Notice Date if the applicable Purchase Notice Shares are received by the Investor’s own custodian account or Designated Account(s) after 9:00 am New York Time, unless waived by the Investor (the “Purchase Notice Date”). Each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. The issuance and delivery of ADSs shall at all times be subject to the terms of the Deposit Agreement, dated July 9, 2020, among the Company, the Depositary Bank and the owners and beneficial owners of ADSs issued thereunder, as amended, and to applicable law.

(b)             CLOSING. The Closing of a Purchase Notice shall occur three (3) Business Day after the Valuation Period (the “Closing Date”) whereby the Investor shall deliver to the Company, by 5:00 p.m. New York time on the Closing Date, the applicable Investment Amount by wire transfer of immediately available funds to an account designated by the Company. This agreement constitutes an enforceable, contractual obligation of the Investor to pay the Investment Amount with respect to all Purchase Notice Shares to the Company, notwithstanding the delivery of the Purchase Notice Shares to accounts designated by the Investor pursuant to Section 2.2(a).

(c)             METHOD OF OFFER AND SALE.  The ADSs may be offered and sold by the Investor (A) in privately negotiated transactions with the prior written consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the ADSs.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1            INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2            NO ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to the transactions contemplated by this Agreement or the securities laws of any jurisdiction. The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

Section 3.3           ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.4            AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. The Transaction Documents to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.5            NOT AN AFFILIATE. The Investor is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6            ORGANIZATION AND STANDING. The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents.

Section 3.7            ABSENCE OF CONFLICTS. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) result in a violation of the organizational documents of the Investor; (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (c) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8            DISCLOSURE; ACCESS TO INFORMATION. The Investor had an opportunity to review copies of the SEC Documents filed by the Company and has had access to all publicly available information with respect to the Company.

Section 3.9            MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.10          No Short Sales. At no time has the Investor, any of its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the ADSs or (ii) hedging transaction, which establishes a net short position with respect to the ADSs that remains in effect as of the date of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents the Company represents and warrants to the Investor, as of the date hereof, that:

Section 4.1            ORGANIZATION OF THE COMPANY. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its memorandum and articles of association or other organizational or charter documents in any material aspect. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2            AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or Shareholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3            CAPITALIZATION. The authorized share capital of the Company and the ADSs thereof issued and outstanding were as set forth in the SEC Documents (as defined in Section 4.5 hereof) as of the dates reflected therein. All of the issued and outstanding ordinary shares of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the SEC Documents, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the SEC Documents, no ADSs are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional ADSs of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any ADSs of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the SEC Documents, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any ADSs of the Company. Except as set forth in the SEC Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the SEC true and correct copies of the Company’s amended and restated memorandum and articles of association as in effect as of the date hereof (the “Charter”).

Section 4.4            LISTING AND MAINTENANCE REQUIREMENTS. The ADSs are registered pursuant to Section 12(b) of the Exchange Act. Except as otherwise disclosed in SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market on which the ADSs are listed to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market.

Section 4.5            SEC DOCUMENTS; DISCLOSURE. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with the United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

Section 4.6            VALID ISSUANCES. The Class A Ordinary Shares underlying the ADSs and the Securities are duly authorized and, when issued, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

Section 4.7            NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchase Notice Shares and Commitment Shares, do not and will not: (a) result in a violation of the Company’s Charter or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under foreign, federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents other than (i) the filing with the SEC of the Prospectus Supplement (as defined below), (ii) submission of an application to the Principal Market for the listing of the ADSs for trading thereon in the time and manner required thereby; (iii) the submission of a filing with the China Securities Regulatory Commission in connection with the transactions contemplated under the Transaction Documents and (iv) any other SEC or state securities filings that may be required to be made by the Company in connection with the issuance of Purchase Notice Shares and Commitment Shares or subsequent to any Closing; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.8            NO MATERIAL ADVERSE EFFECT. Since the date of the latest audited financial statements included within the SEC Documents, no event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed.

Section 4.9            LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents, there are no material actions, suits, investigations, inquiries or similar proceedings (however any governmental agency may name them) pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

Section 4.10          REGISTRATION RIGHTS. Except as set forth in Schedule 4.10, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

Section 4.11          ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, or (ii) an “affiliate” (as defined in Rule 144) of the Company. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Purchase Notice Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

Section 4.12          NO GENERAL SOLICITATION. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 4.13          NO INTEGRATED OFFERING. None of the Company, its affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings for purposes of any applicable Shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding Shareholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith.

Section 4.14          [Intentionally Omitted].

Section 4.15          REGISTRATION STATEMENT. The Company has prepared and filed the Registration Statement with respect to the issuance and sale of the Class A Ordinary Shares by the Company (which includes Class A Ordinary Shares represented by ADSs). The Registration Statement is effective under the Securities Act and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Registration Statement or the Base Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Base Prospectus or any prospectus supplement, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectuses anticipates the issuance, sale and delivery of the Securities as described herein. The SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. At the time of the filing of the Registration Statement the Company was, and as of the Execution Date, the Company is, eligible to use Form F-3. All corporate action required to be taken for the authorization, issuance and sale of the Purchase Notice Shares has been duly and validly taken. The Purchase Notice Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Base Prospectus.

ARTICLE V

COVENANTS OF INVESTOR

Section 5.1            SHORT SALES AND CONFIDENTIALITY. Neither the Investor, nor any agents, representatives or affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any short sales, as such term is defined in Rule 200 of Regulation SHO, during the period from the date hereof to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Purchase Notice of such number of ADSs reasonably expected to be purchased under the Purchase Notice shall not be deemed a short sale. Subject to Section 5.2, the parties acknowledge and agree that during the Valuation Period, the Investor may contract for, or otherwise effect, the resale of the subject purchased Purchase Notice Shares to third parties. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

Section 5.2            COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor’s trading activities with respect to the ADSs will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market. The Investor is not a “broker” or a “dealer” within the meanings of Section 3 of the Exchange Act and the Investor’s performance of any of its obligations under this Agreement or dealing with the securities of the Company on the open market is in compliance with the relevant rules and regulations, including but not limited to, Rule 15a-6 of the Exchange Act.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1            LISTING OF ADS. The Company shall use its commercially reasonable best efforts to continue the listing or quotation and trading of the ADSs on the Principal Market (including, without limitation, maintaining sufficient net tangible assets, if required) and will comply in all respects with the Company’s reporting, filing and other obligations under the rules of the Principal Market, except where the failure to be so, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect.

Section 6.2            FILING OF CURRENT REPORT. The Company agrees that it shall file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the execution of the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least one (1) Business Day prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.

Section 6.3            FILING OF REGISTRATION STATEMENT. The Company shall file with the SEC, within ten (10) Business Days from the date hereof, a prospectus supplement covering the offering and sale of the Purchase Notice Shares and the Commitment Shares, including any immediate subsequent resale of such Purchase Notice Shares by the Investor as notified to the Company (the “Prospectus Supplement”). The Prospectus Supplement shall relate to the transactions contemplated by, describing the material terms and conditions of this Agreement, containing required information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Prospectus Supplement, including, without limitation, information required to be disclosed in a section captioned “Plan of Distribution” and any other information or disclosure necessary to register the transactions contemplated herein. The Company shall permit the Investor to review and comment upon the Prospectus Supplement within a reasonable time prior to its filing with the SEC. The Company shall give reasonable consideration to all such comments, and shall not file the Current Report or the Prospectus Supplement with the SEC in a form to which the Investor reasonably objects. The Investor shall furnish to the Company such information regarding itself, the Company’s securities beneficially owned by the Investor and the intended method of distribution thereof, including any arrangement between the Investor and any other person or relating to the sale or distribution of the Company’s securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Prospectus Supplement with the SEC. The Registration Statement, at the time it became effective, complied and, as of each Purchase Notice Date, if any, when considered together with its post-effective amendments as the case may be, will comply in all material respects with the applicable requirements of Form F-3, the Securities Act and the Exchange Act and did not and, as of each Purchase Notice Date, if any, when considered together with its post-effective amendments as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectuses, as amended or supplemented, as of their respective dates, did not and, as of each Purchase Notice Date, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectuses, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by the Investor expressly for use therein. The Company shall promptly give the Investor notice of any event (including the passage of time) which makes the final prospectus not to be in compliance with Section 5(b) or 10 of the Securities Act and shall use its best efforts thereafter to file with the SEC any post-effective amendment to the Registration Statement or the Prospectuses in order to comply with Section 5(b) or 10 of the Securities Act.

Section 6.4            ISSUANCE OF COMMITMENT SHARES. In consideration for the Investor’s execution and delivery of, and performance under this Agreement, the Company shall cause the Depositary Bank to issue a certain number of ADSs (the “Commitment Shares”) to the Investor. The amount of Commitment Shares to be issued to the Investor shall equal 0.5% of the Aggregate Maximum Amount divided by the closing price of the ADSs on the Business Day prior to the date of the execution of this Agreement (the “Total Commitment Shares”). The Company shall issue to the Investor (i) 25% of the Total Commitment Shares after the closing of the purchase and sale of the Purchase Notice Shares pursuant to the first Purchase Notice; and (ii) 75% of the Total Commitment Shares after the receipt by the Company of aggregate gross proceeds of at least US$1,000,000; provided, however, in the event that the aggregate gross proceeds received by the Company under this Agreement are less than US$1,000,000, the number of Commitment Shares issuable to the Investor shall be adjusted proportionately based on the ratio the aggregate gross proceeds received by the Company bears to the Aggregate Maximum Amount. The Company shall include in the Prospectus Supplement filed with the SEC, all Commitment Shares, provided that, in addition to all other remedies at law or in equity or otherwise under this Agreement, failure to do so will result in liquidated damages of US$2,000.00, being immediately due and payable to the Investor at its election in the form of cash payment.

ARTICLE VII

CONDITIONS TO DELIVERY OF

PURCHASE NOTICE AND CONDITIONS TO CLOSING

Section 7.1            CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO ISSUE AND SELL PURCHASE NOTICE SHARES. The right of the Company to issue and sell the Purchase Notice Shares to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a)             ACCURACY OF INVESTOR’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time.

(b)              PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

(c)              PRINCIPAL MARKET REGULATION. The Company shall not issue any Purchase Notice Shares, and the Investor shall not have the right to receive any Purchase Notice Shares, if the issuance of such Purchase Notice Shares would exceed the aggregate number of ADSs which the Company may issue without breaching any applicable federal and state securities laws or the Company’s obligations under the rules or regulations of the Principal Market.

Section 7.2            CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE THE PURCHASE NOTICE SHARES. The obligation of the Investor hereunder to purchase the Purchase Notice Shares is subject to the satisfaction of each of the following conditions:

(a)              EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall remain effective for the offering of the Securities and (i) the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or the Prospectuses shall exist. The Investor shall not have received any notice from the Company that any of the Prospectuses or any amendments or supplements thereto, fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act.

(b)              ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c)              PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

(d)              NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e)             ADVERSE CHANGES. Since the date of filing of the Company’s most recent annual report on Form 20-F, no event that had or is reasonably likely to have a Material Adverse Effect has occurred unless as otherwise announced by the Company in filing with the SEC.

(f)              NO SUSPENSION OF TRADING IN OR DELISTING OF ADS. The trading of the ADSs shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the ADSs shall have been approved for listing or quotation on and shall not have been delisted from or no longer quoted on the Principal Market. In the event of a suspension, delisting, or halting for any reason, of the trading of the ADSs during the Valuation Period, as contemplated by this Section 7.2(f), the Investor shall Purchase the Purchase Notice Shares in the respective Purchase Notice at a value equal to the par value of the Company’s ADSs.

(g)              BENEFICIAL OWNERSHIP LIMITATION. The number of Purchase Notice Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other ordinary shares or ADSs then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Exchange Act. For purposes of this Section 7.2(g), in the event that the amount of ADSs outstanding is greater or lesser on a Closing Date than on the date upon which the Purchase Notice associated with such Closing Date is given, the amount of ADSs outstanding on such issuance of a Purchase Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of ADSs made pursuant to this Agreement, would own more than the Beneficial Ownership Limitation following a purchase on any such Closing Date. In the event the Investor claims that compliance with a Purchase Notice would result in the Investor owning more than the Beneficial Ownership Limitation, upon request of the Company the Investor will provide the Company with evidence of the Investor’s then existing shares beneficially or deemed beneficially owned. The “Beneficial Ownership Limitation” shall be 4.99% of the number of total issued and outstanding ordinary shares of the Company immediately prior to the issuance of ADSs issuable pursuant to a Purchase Notice. To the extent that the Beneficial Ownership Limitation is exceeded, the number of ADSs issuable pursuant to the relevant Purchase Notice to the Investor shall be reduced so it does not exceed the Beneficial Ownership Limitation.

(h)             [Reserved].

(i)              NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the Registration Statement to be suspended or any of the Prospectuses failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the fifteen (15) Business Days following the Business Day on which such Purchase Notice is deemed delivered).

(j)              NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT. The issuance of the Purchase Notice Shares shall not violate the Shareholder approval requirements of the Principal Market.

(k)              DWAC ELIGIBLE. The ADSs must be DWAC eligible and not subject to a “DTC chill”.

(l)              SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

ARTICLE VIII

LEGENDS

Section 8.1            NO RESTRICTIVE STOCK LEGEND. No restrictive stock legend shall be placed on the share certificates representing the Purchase Notice Shares and Commitment Shares so long as there is an effective Registration Statement covering the offer and sale of such Purchase Notice Shares and Commitment Shares and any resale of such Purchase Notice Shares and Commitment Shares.

Section 8.2            INVESTOR’S COMPLIANCE. Nothing in this Article VIII shall affect in any way the Investor’s obligations hereunder to comply with all applicable securities laws upon the sale of the ADSs.

ARTICLE IX

INDEMNIFICATION

Section 9.1            INDEMNIFICATION. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages (excluding loss of profits), and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of this Agreement or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or prospectus or prospectus supplement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party’s, fraud, gross negligence, recklessness or willful misconduct in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof, prospectus, prospectus supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

Section 9.2            INDEMNIFICATION PROCEDURE.

(a)             A party that seeks indemnification hereunder must promptly give the other party notice of any legal action. But a delay in notice does not relieve an Indemnifying Party of any liability to any Indemnified Party, except to the extent the Indemnifying Party shows that the delay prejudiced the defense of the action.

(b)             The Indemnifying Party may participate in the defense at any time or it may assume the defense by giving notice to the Indemnified Parties. After assuming the defense, the Indemnifying Party:

(i)             must select counsel (including local counsel if appropriate) that is reasonably satisfactory to the Indemnified Parties;

(ii)           must not compromise or settle the action without the Indemnified Parties’ consent (which may not be unreasonably withheld); and

(iii)           is not liable for any compromise or settlement made without its consent.

(c)              If the Indemnifying Party fails to assume the defense within 10 days after receiving notice of the action, the Indemnifying Party shall be bound by any determination made in the action or by any compromise or settlement made by the Indemnified Parties, and also remains liable to pay the Indemnified Parties’ reasonable legal fees and expenses.

Section 9.3            METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.2 shall be asserted and resolved as follows:

(a)              In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of Section 9.2 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i)             If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement t hereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, f urther, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

(ii)            If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this clause (ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii)           If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(b)              In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c)              The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

(d)              The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

ARTICLE X
MISCELLANEOUS

Section 10.1          GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Each of the Company and the Investor hereby submits to the exclusive jurisdiction of the United States federal and state courts located in New York, New York, with respect to any dispute arising under the Transaction Documents or the transactions contemplated thereby.

Section 10.2          JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3          ASSIGNMENT. The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person without the prior written consent of the other party.

Section 10.4          NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as contemplated by Article IX.

Section 10.5          TERMINATION. The Company may terminate this Agreement at any time in the event of a material breach of the Agreement by the Investor, which shall be effected by written notice being sent by the Company to the Investor. In addition, this Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors; provided, however, that the provisions of Articles III, IV, V, VI, IX and the agreements and covenants of the Company and the Investor set forth in this Article X shall survive the termination of this Agreement. This Agreement may also be terminated by the Company at any time for any reason by giving written notice to the Investor.

Section 10.6          ENTIRE AGREEMENT. This Agreement amends and restates the Original Agreement in its entirety. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits.

Section 10.7          FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the Clearing Costs associated with each Closing.

Section 10.8          COUNTERPARTS. The Transaction Documents may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The Transaction Documents may be delivered to the other parties hereto by email of a copy of the Transaction Documents bearing the signature of the parties so delivering this Agreement.

Section 10.9          SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10        FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.11        NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.12        EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. In addition to being entitled to exercise all rights provided herein or granted by law, both parties will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 10.13        TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.14        AMENDMENTS; WAIVERS. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 10.15        PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law. The Investor acknowledges that the Transaction Documents may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section 10.16        DISPUTE RESOLUTION.

(a)              Submission to Dispute Resolution.

(i)             In the case of a dispute relating to the Average Daily Trading Volume or Purchase Notice Limit (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Investor (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within three (3) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Investor at any time after the Investor learned of the circumstances giving rise to such dispute. If the Investor and the Company are unable to promptly resolve such dispute relating to such Average Daily Trading Volume, Purchase Notice Limit or VWAP (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Investor (as the case may be) of such dispute to the Company or the Investor (as the case may be), then the Company and the Investor may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute.

(ii)            The Investor and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 10.16 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Investor or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Investor or otherwise requested by such investment bank, neither the Company nor the Investor shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)           The Company and the Investor shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Investor of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the party submitting such dispute, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)             Miscellaneous. Both the Company and the Investor expressly acknowledge and agree that (i) this Section 10.16 constitutes an agreement to arbitrate between the Company and the Investor (and constitutes an arbitration agreement) only with respect to such dispute in connection with Section 10.16(a)(i) and that both the Company and the Investor are authorized to apply for an order to compel arbitration in order to compel compliance with this Section 10.16, (ii) the terms of this Agreement and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Agreement and any other applicable Transaction Documents, (iii) the Company and the Investor shall have the right to submit any dispute other than described in this Section 10.16 (a) to any state or federal court sitting in The City of New York and (iv) nothing in this Section 10.16 shall limit the Company or the Investor from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 10.16). The Company and the Investor agree that all dispute resolutions may be conducted in a virtual setting to be mutually agreed by both parties.

Section 10.17        NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid for next Business Day delivery, or (c) transmitted by hand delivery, or email as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by email at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received).

The addresses for such communications shall be:

If to the Company:

Quhuo Limited

3rd Floor, Block A, Tonghui Building

No. 1132 Huihe South Street

Chaoyang District, Beijing 100020

The People’s Republic of China

Attention: Leslie Yu, Chairman and Chief Executive Officer

Email: leslie@meishisong.cn

with a copy (not constituting notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing 100022

The People’s Republic of China

Email: projectqh@wsgr.com

If to the Investor:

VG Master Fund SPC

94 Solaris Avenue, Camana Bay

PO Box 1348, Grand Cayman KY1-1108

Cayman Islands

Attention: Jessica Liu

Email: VGMasterFund@gmail.com

Either party hereto may from time to time change its address or email for notices under this Section 10.17 by giving prior written notice of such changed address to the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Quhuo Limited

By:	/s/ Leslie Yu
Name: Leslie Yu
Title: Chairman and Chief Executive Officer

VG Master Fund SPC

By:	/s/ Jessica Liu
Name: Jessica Liu
Title: Managing Partner

EXHIBIT A

FORM OF PURCHASE NOTICE

TO: VG Master Fund SPC

We refer to the Amended and Restated Securities Purchase Agreement, dated as of February 8, 2024 (the “Agreement”), entered into by and between Quhuo Limited and VG Master Fund SPC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1)	Give you notice that we require you to purchase Purchase Notice Shares; and

2)	Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

Quhuo Limited

By:
Name: Leslie Yu
Title: Chairman and Chief Executive Officer